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                                                                   EXHIBIT 10.60

                                VOTING AGREEMENT

               VOTING AGREEMENT, dated as of May 5, 1998 (this "Agreement"), between Foundation Health Corporation, a Delaware corporation ("Seller"), and Jaco Oil Company (the "Stockholder").

               WHEREAS, Seller and Superior National Insurance Group, Inc., a Delaware corporation (the "Company") have, contemporaneously with the execution of this Agreement, entered into a Purchase Agreement, dated as of the date hereof (as the same may be amended or supplemented, the "Purchase Agreement"), which provides, among other things, that the Company desires to purchase from Seller, and Seller desires to sell to the Company, all of the shares of the Business Insurance Group, Inc., a Delaware insurance holding company ("BIG"), subject to the terms and conditions of the Purchase Agreement (the "Purchase"); and

               WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 98,050 shares of Common Stock, par value $.01 per share of the Company ("Company Common Stock"); and

               WHEREAS, as a condition to the willingness of Seller to enter into the Purchase Agreement, Seller has required that the Stockholder agree, and in order to induce Seller to enter into the Purchase Agreement, the Stockholder has agreed, to enter into this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
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                                    ARTICLE I

                                VOTING OF SHARES

               Section 1.1 Voting Agreement. The Stockholder hereby agrees, during the time this Agreement is in effect, at any meeting of the stockholders of the Company relating to the Purchase, to: (a) appear, or cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum; (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of the Company Common Stock owned or with respect to which the Stockholder has or shares voting power and shares of the Company Common Stock which shall, or with respect to which voting power shall, hereafter be acquired by the Stockholder (collectively, the "Shares") in favor of (i) the issuance of shares of common stock, par value $.01 per share, of the Company pursuant to the purchase agreement and related letter agreement with the Zurich Centre Investments Ltd. ("ZCI") with Insurance Partners, L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IPB"), and Capital Z Partners, Ltd. ("Capital Z") (collectively, the "1998 Stock Purchase Agreement"), dated the date hereof, (ii) the transactions contemplated by (x) the 1998 Stock Purchase Agreement and (y) Debt Offering (as defined in the 1998 Stock Purchase Agreement) (together, the "Financing Agreements") for the financing of the transactions contemplated by the Purchase Agreements and (iii) any amendment to the certificate of incorporation of the Company necessary to complete the transactions contemplated by the 1998 Stock Purchase Agreements; and (c) vote, or cause the Record Holder to vote, such Shares against: (i) any extraordinary corporate transaction (other than the Purchase), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries, and (ii) any sale or transfer of a material amount of the assets of the Company or any of its subsidiaries if the transactions described in clauses (i) or (ii) would adversely effect the Company's ability to complete the Purchase. The Stockholder acknowledges receipt and review of a copy of the Purchase Agreement.

               Section 1.2 Irrevocable Proxy. (a) In furtherance of the transactions contemplated hereby, concurrently with the execution of this Agreement, the Stockholder shall execute and deliver to Seller a proxy in the form attached hereto as Exhibit A (the "Proxy"). THE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such irrevocable Proxy is executed and intended to be


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irrevocable in accordance with the provisions of Section 212(e) of the Delaware
General Corporation Law (the "DGCL").

                      (b) The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which the Stockholder may have heretofore appointed or granted only to the extent it relates to the matters referred to in Section 1.1 hereof, and no subsequent proxy or power of attorney shall be given or written consent executed only to the extent it relates to the matters referred to in Section 1.1 hereof (and if given or executed, such proxy or power of attorney shall not be effective) by such Stockholder with respect thereto. All authority conferred by this Section 1.2 or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, assigns and successors of the Stockholder. All authority conferred by this Section 1.2 or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, assigns and successors of the Stockholder.

                      (c) The Seller hereby agrees, during the time this Agreement is in effect, to take any and all actions necessary to cause the Proxies to be voted at any meeting of the Company's stockholders in favor of all the transactions contemplated by the Financing Agreements.

                      (d) The Seller hereby agrees not to consent any amendment or modification to the Purchase Agreement, including, but not limited to,
Article VII or the definition of "Closing Date" contained therein, which would adversely effect the Stockholder pursuant to the terms of this Agreement without the written consent of the Stockholder.

               Section 1.3 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Purchase Agreement, the Stockholder shall not (i) enter into any voting agreement or arrangement with respect to the Shares only to the extent it relates to the matters referred to in Section 1.1 hereof, (ii) grant a proxy or power of attorney or other authorization with respect to the Shares only to the extent it relates to the matters referred to in Section 1.1 hereof or (iii) take any other action, in each case, that would in anyway restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby.



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                                   ARTICLE II

                               TRANSFERS OF SHARES

               Section 2.1 Transfers of Shares. This Agreement shall be effective only with respect to those Shares Beneficially Owned by the Stockholder as of the date any Stockholder vote is taken in accordance with
Section 1.1 and shall not govern the voting of any shares of Company Common Stock sold, transferred or otherwise disposed of by Stockholder after the date hereof.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

               The Stockholder hereby represents and warrants to Seller as follows:

               Section 3.1 Authority Relative to This Agreement. The Stockholder has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               Section 3.2 No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or


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other occurrences which would not prevent or delay the performance by the
Stockholder of its obligations under this Agreement.

               Section 3.3 Title to the Shares. As of the date hereof, the Stockholder is the record or Beneficial Owner of 98,050 shares of Company Common Stock, which are all of the securities of the Company with voting rights owned, either of record or beneficially, by the Stockholder. The Shares are owned free and clear of any limitations on the Stockholder's voting rights. Except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV

                                  MISCELLANEOUS

               Section 4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Purchase Agreement in accordance with its terms pursuant to Article VII of the Purchase Agreement, as in effect on the date hereof, and (b) the Closing Date (as defined in the Purchase Agreement, as in effect on the date hereof). In the event of termination of this Agreement pursuant to (a) above, written notice thereof shall forthwith be given to the Stockholder.

               Section 4.2 Enforcement of Agreement. The Stockholder agrees that irreparable damage would occur and that Seller would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Seller shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in the federal courts of the United States of America located in Los Angeles County, California (and federal courts having jurisdiction over appeals therefrom), this being in addition to any other remedy to which Seller is entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably submits to the exclusive jurisdiction of the federal courts of the United States of America located in Los Angeles County, California (and federal courts having jurisdiction over appeals therefrom) in respect of this Agreement, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement in any


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court other than the federal courts of the United States of America located in
Los Angeles County, California.

               Section 4.3 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by the Stockholder or the Seller without the prior written consent of the other party, except by laws of descent. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for Company Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, the Stockholder shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Stockholder or otherwise.

               Section 4.4 Entire Agreement. This Agreement constitutes the entire agreement between Seller and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Seller and the Stockholder with respect to the subject matter hereof.

               Section 4.5 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               Section 4.6 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.


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               Section 4.7 Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent to the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               Section 4.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means):

                      (i) if to Seller,

                                  Foundation Health Systems, Inc.
                                  225 North Main
                                  Pueblo, CO 81003
                                  Telephone No.:  (719) 585-8077
                                  Telecopy No.: (719) 585-8175
                                  Attn:  General Counsel

                      with a copy to:
                                  Skadden, Arps, Slate, Meagher &
                                  Flom (Illinois)
                                  333 West Wacker Drive
                                  Chicago, Illinois 60606
                                  Telephone No.: (312) 407-0700
                                  Telecopy No.: (312) 407-0411
                                  Attn: Peter C. Krupp, Esq.

                      (ii) if to Stockholder, to the address set forth on Schedule A hereto.


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               Section 4.9 Governing Law. The laws of the State of Delaware
(irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

               Section 4.10 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.


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               IN WITNESS WHEREOF, each of the parties hereto have caused this
Agreement to be duly executed on the date hereof.

Jaco Oil Company

        JACO OIL COMPANY


        By: /s/ THOMAS J. JAMIESON
            ----------------------------------
            Name:   Thomas J. Jamieson
            Title:  President

Foundation Health Corporation

        FOUNDATION HEALTH CORPORATION
        a Delaware Corporation


        By: /s/ B. CURTIS WESTEN
            ----------------------------------
            Name:   B. Curtis Westen
            Title:  Sr. Vice President,
                    Gen. Counsel & Secretary


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                                    EXHIBIT A

                                IRREVOCABLE PROXY

                                     to Vote

                     Superior National Insurance Group, Inc.

                                  COMMON STOCK

               The undersigned stockholder of Superior National Insurance Group, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL")), appoints B. Curtis Westen and Michael E. Jansen, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned or owned of record by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. This appointment as proxies is subject to partial or complete termination upon the transfer of the Shares (as to that portion of the Shares transferred) in accordance with Section 2.1 of the Voting Agreement (as defined below). The Shares beneficially owned or owned of record by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares only to the extent it relates to the matters referred to in the third paragraph of this proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies only to the extent it relates to the matters referred to in the third paragraph of this proxy with respect to the Shares until after the Expiration Date (as defined below).

               This Proxy is irrevocable (to the extent permitted by the DGCL), is granted pursuant to that certain Voting Agreement, dated as of May 5, 1998, between Seller and the undersigned stockholder of the Company (the "Voting Agreement"), and is granted in consideration of Seller and the Company entering into that certain Purchase Agreement, dated as of May 5, 1998 (the "Purchase


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Agreement"). The Purchase Agreement provides for the Purchase of all of the shares of the Business Insurance Group, Inc., a Delaware insurance holding company ("BIG") upon the terms of the Purchase Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the termination of the Voting Agreement in accordance with its terms, and (ii) such date and time as the Purchase shall have become effective in accordance with the terms and provisions of the Purchase Agreement as in effect on the date hereof.

               The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the DGCL) at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting: in favor of (i) the issuance of shares of common stock, par value $.01 per share, of the Company pursuant to the purchase agreement and related letter agreement with the Zurich Centre Investments Ltd. ("ZCI") with Insurance Partners, L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IPB"), and Capital Z Partners, Ltd. ("Capital Z") (collectively, the "1998 Stock Purchase Agreement"), dated the date hereof, (ii) the transactions contemplated by (x) the 1998 Stock Purchase Agreement and (y) Debt Offering (as defined in the 1998 Stock Purchase Agreement) (together, the "Financing Agreements") for the financing of the transactions contemplated by the Purchase Agreements and (iii) any amendment to the certificate of incorporation of the Company necessary to complete the transactions contemplated by the 1998 Stock Purchase Agreements; and (b) against (i) any extraordinary corporate transaction (other than the Purchase) such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries, and (ii) any sale or transfer of a material amount of the assets of the Company or any of its subsidiaries if the transactions described in clauses (i) or (ii) would adversely effect the Company's ability to complete the Purchase. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a) and (b) above. The undersigned stockholder may vote the Shares on all other matters.


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               Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: May 5, 1998


                                  Jaco Oil Company


                                  /s/ THOMAS J. JAMIESON
                                  ----------------------------------------------
                                  By  Thomas J. Jamieson
                                  Title: PRESIDENT


Shares beneficially owned:

98,050 shares of Common Stock of the Company



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